* INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.1

                             DISTRIBUTION AGREEMENT

        This Agreement, by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation, with its principal offices at One Microsoft Way, Redmond, WA 98052, and N2H2, INC. a Washington corporation, with its principal offices at 900 Fourth Ave, Suite 3400, Seattle, WA 98164 ("Company") is made and entered into as of the later of the two signature dates below (the "Effective Date").

                                    RECITALS

WHEREAS Company provides internet network solutions including, but not limited to, the Bess Filtering System (the "Bess Filtering System") to schools and/or libraries and owns and operates a web site currently located at http://www.searchopolis.com (the "Searchopolis Site") which provides users with tools enabling them to do internet searches;

WHEREAS Microsoft owns and operates a web site currently titled Encarta Online Deluxe ("EOD") that is currently located at http://encarta.msn.com/encarta ("EOD Site") as it may exist and/or evolve from time to time throughout the Term of the Agreement, which provide end-users with, among other things, educational and reference information and tools; and

WHEREAS Microsoft and Company desire to work together to allow Company to promote and offer subscriptions to Microsoft's fee-based, secure product/service known as Encarta Online Deluxe, to Company's prospective school and library users in conjunction with Company's Bess Filtering System.

NOW THEREFORE, the parties agree as follows:

1. SUBSCRIPTIONS. Company will promote and offer subscriptions to Encarta Online Deluxe ("EOD Subscriptions") in conjunction with Company's Bess Filtering System and the Searchopolis Site to its prospective school and library users. In addition, users who receive EOD Subscriptions in conjunction with Company's Bess Filtering System will also be able to access EOD via the Searchopolis Site.

        1.1 RESTRICTIONS. Company shall promote and offer EOD Subscriptions to its North American school and library users [ *** ], * in conjunction with the Bess Filtering System and the Searchopolis Site. Company will not promote or make available EOD Subscriptions to its [ *** ]. * Company will also not promote or make available EOD with any other educational service other then in conjunction with its Bess Filtering System, unless first approved by Microsoft. [ *** ] * and be able to access the EOD Site via the Encarta link on the [ *** ].* [ *** ], * will link to the Encarta Online "free site", currently located at http://encarta.msn.com, instead of Encarta Online Deluxe, via the Encarta link on the Searchopolis Site.

        1.2 FUTURE DISCUSSIONS. Microsoft and Company agree to continue discussions about the possibility of extending Company's promotion and offer of EOD Subscriptions to Company's Workplace and Home users, but no EOD Subscriptions shall be marketed or sold except as provided in this Agreement without the express written approval of Microsoft. Likewise, Microsoft and Company agree to discuss, in the near future, the possibility of Company promoting and offering other Microsoft products via Company's Site to its users. Additionally, Microsoft and Company will meet quarterly, as needed, during the Term of the Agreement to discuss the implementation of this Agreement.

        1.3 EXCLUSIVITY. [ *** ].*

Microsoft Confidential

        1.4 AUTHENTICATION AND LINKS:

               (a) The parties agree that EOD Subscribers will gain access to EOD via the authentication processes, which Company shall be responsible for, as described in Section 1 of Exhibit A, and each party will take such actions as necessary to enable such authentication and access to occur.

               (b) Company will provide Bess Filtering System users access to the EOD Site (and the Encarta Online "free Site" in the case of Searchopolis users who are not also Bess Filtering System users) through integrated links on the Bess Filtering System Tool Bar and Company's Searchopolis Site, as shown in Exhibits D and E. Microsoft will provide the necessary urls for these links, and Company will adhere to the Microsoft Guidelines for Displaying the Encarta Online Logo and Microsoft Logo attached in Exhibits B and C. The search results will be similar in nature to those in Exhibit F.

        1.5 SUBSCRIPTION AGREEMENT AND/OR SIMILAR NOTICE. Company will include substantially the following, in a notice to its school and library users who receive EOD Subscriptions in conjunction with the Bess Filtering System: "All uses of the Microsoft Encarta Online Deluxe encyclopedia are subject to and must be at all times in accordance with the Terms of Use contained within Encarta Online Deluxe Encyclopedia, presently located at http://www.msn.com/help/legal/terms.htm, as such Terms of Use may be updated from time to time." Company also agrees that it will incorporate the above language into its new Bess Filtering System subscription agreements and renewal agreements as soon as practicable, but no later than August 1, 2000. .

        1.6 MICROSOFT PROMOTIONAL ACTIVITIES. Microsoft will provide Company with promotion/marketing support, such as electronic files for marketing collateral, promotional/marketing literature and sales support material as needed to assist Company in the promotion of their EOD Subscription offer.

        1.7 COMPANY PROMOTIONAL ACTIVITIES. All Company materials which promote EOD Subscriptions must be submitted to Microsoft for its approval prior to distribution. Company acknowledges that such trademarks are the exclusive property of Microsoft and that Company is not entitled either by implication or otherwise to any title in the trademarks. This Agreement is neither a trademark license nor an authorized user trademark agreement. Company will give Microsoft at least 30 days notice of any promotion which might substantially increase usage of EOD and will provide Microsoft with page view forecasts for the upcoming months.

2. OWNERSHIP.

        2.1 Microsoft retains all right, title and interest in and to Encarta Online and its trademarks, service marks and logos. Neither Company nor any of its employees, agents or resellers shall have any right to make any representation, warranty, or promise regarding Encarta Online (including, without limitation, the EOD Site), or give any instruction for the use of the EOD Site which is not authorized in writing by Microsoft.

        2.2 Company retains all right, title and interest in and/or a valid license or licenses to use its Bess Filtering System, the Searchopolis Site, and its trademarks, service marks and logos. Neither Microsoft nor any of its employees, agents or resellers shall have any right to make any representation, warranty, or promise regarding the Bess Filtering System or give any instruction for the use of the Bess Filtering System which is not authorized in writing by Company.

3. USER INFORMATION. Company will provide to Microsoft on a quarterly basis, available subscriber user information for EOD Subscribers that will consist simply of which schools and/or libraries are receiving EOD Subscriptions and available user counts. ("User Information"). Microsoft and Company shall jointly own the User Information. In addition to user counts, and as part of the quarterly review mentioned in 1.1, Company agrees to provide certain aggregate usage information (10 most popular searches on EOD, length of searches, length of time on top 10 sites) to help in strategic planning. Company and Microsoft may not sell or disclose to any third party any

User Information except solely to satisfy any applicable law, regulation, legal process or governmental request. Company and Microsoft agree to adhere to applicable law and industry standards with regard to information gathering, dissemination, privacy protection and other practices related to the privacy of subscriber information including the standards set forth by TRUSTe and BBBOnline. Except as expressly provided in Exhibit A, Microsoft will notify Company before depositing cookies on user sites accessing Encarta Online.

4. SUBSCRIPTION PRICING. Pricing for EOD Subscriptions sold by Company shall be determined solely by Company.

5. REPORTING AND AUDIT RIGHTS. Company will track and report to Microsoft on a quarterly basis, the number of EOD Subscriptions it provides to its school and library users for the preceding quarter's EOD Subscription activity and results. Company will use [ *** ] * enrollment data overlaid with its customer database. [ *** ].* In addition, Company shall promptly notify Microsoft of any EOD Subscription(s) which has the potential to significantly increase traffic to the EOD Site (e.g., a state-wide or consortium contract). During the Term of this Agreement and for one (1) year thereafter, Company agrees to keep all usual and proper records and books of account and all usual and proper entries relating to the total amount of the revenue described above. During the Term and for a period of one (1) year following the expiration or termination of this Agreement, Microsoft shall have the right to cause an audit and/or inspection to be made of the applicable records of Company in order to verify statements issued by Company and Company's compliance with the terms of this Agreement. Any such audit shall be conducted by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis). Any audit and/or inspection shall be conducted during regular business hours at Company's facilities with no less than thirty (30) days advance written notice.

6. BILLING AND CUSTOMER SUPPORT; PAYMENTS TO MICROSOFT.

        6.1 Company will be solely responsible for all subscriber authentication for EOD Subscriptions offered in conjunction with Company's Bess Filtering System or via Company's Searchopolis Site. Company shall provide subscription-related customer service to EOD Subscribers on the same basis as Company provides support to end-users of other services included within Company's Site. Company will consult with Microsoft on EOD Site end user customer support. Company will be responsible for customer support on matters of account management, billing, and authentication. Similarly, Microsoft will provide support to Company for the trusted URL as detailed in Exhibit A and access to Microsoft's web based support form for all other product support for EOD, on the same basis as Microsoft provides support to other end users of the EOD product.

        6.2 Company shall pay Microsoft [ *** ] * during the Term of the Agreement. Payment shall be made monthly in the amount of $[ *** ] * for the term of the agreement. In addition, for all individual EOD users over [ *** ] * that Company delivers through subscriptions under this Agreement, Company shall pay an additional fee to Microsoft equal to [ *** ] * per EOD user per year on a prorated basis. Any additional payment are due 30 days after the end of each quarterly reporting period, as discussed in Section 5 above

Payments shall be made to the following address:

               Microsoft Corporation
               PO Box 7247-7123
               Philadelphia, PA  19170-7123

        6.3 In consideration of Microsoft's obligations set forth in this Agreement, Microsoft shall receive, during the Term of the Agreement, an advertising sponsorship package on Company's Site valued at $[ *** ].* This will be computed quarterly [ *** ] * over the 10 quarters covered by the Agreement, with the volume determined based on Company's comparable ad rates for that period. As an advertising sponsor, Microsoft will receive logo placement on the Bess Tool Bar as shown in Exhibits D and E. Company's use of the Microsoft Logo shall be in compliance with the Guidelines set forth in Exhibit C.

7. TAXES AND EXPENSES. Company shall be liable for all sales, use, value added, duties, tariffs or other similar taxes of any nature whatsoever associated with providing EOD Subscriptions to school and/or library users as permitted hereunder, and shall indemnify and hold Microsoft harmless from and against any and all such taxes and expenses.

8. TERM/DEFAULT/TERMINATION.

        8.1 TERM. The term of this Agreement (the "Term") shall begin on the Effective Date and shall continue until June 30, 2002. The Term may be extended for successive one (1) year periods upon the written agreement of both parties. Each party shall have the right to terminate this Agreement at any time without cause upon sixty (60) days prior written notice to the other.

        8.2 TERMINATION FOR CAUSE. In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, this Agreement may be terminated immediately upon written notice at any time as follows:

               (a) by either party if the other party is in material breach of any material warranty, representation, term, condition or covenant of this Agreement, other than those contained in Section 11.2, and fails to cure that breach within thirty (30) days after written notice thereof; or

               (b) by either party if the other party is in material breach of
        Section 11.2; or

               (c) by either party if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

        8.3 EFFECT OF TERMINATION.

               (a) Upon termination or expiration of this Agreement, Company shall immediately cease promoting and offering EOD Subscriptions. Each party shall additionally provide reasonable assistance to the other for such reasonable time and upon such terms and conditions as shall be mutually agreed upon in order to assure an orderly wind down in such a manner as shall minimize disruption to current subscribers.

               (b) In the event of termination or expiration of this Agreement for any reason, each and every clause which by its nature is intended to survive the termination of this Agreement including, without limitation, Sections 2, 5, 6 (solely to the extent necessary to make payments accrued during the Term), 7,
8.3. 9.1 and 9.2 indemnifications only, 9.3, 9.4, 10, 11.2, 13 and 15 through 18 shall survive termination. Upon termination or expiration both parties shall, upon written request, return or certify destruction of Confidential Information of the other party. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

9. WARRANTIES/INDEMNITY/LIMITATION OF LIABILITY.

        9.1 COMPANY. Company warrants and represents that: (i) it has sufficient authority to enter into this Agreement; (ii) to its knowledge all materials made available by Company to Microsoft and/or to EOD Subscribers pursuant to this Agreement (including logos) do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party; (iii) the Bess Filtering System and any other Company-owned or Company-licensed products or services, subscriptions or access to which are offered and/or sold as part of Company's services, shall be in compliance with all applicable laws and do not infringe the copyrights, trademarks, service marks or other proprietary right of any third party; except that Company's warranty with respect to patent rights shall be to the best of its knowledge, and (iv) the promotion and offering of EOD subscriptions in connection with the Bess Filtering System service by Company shall be in compliance with all applicable laws. Company will indemnify Microsoft from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against Microsoft by a third party and arising from or related to materials (including any intellectual property) made available by Company to Microsoft and/or to Company's school or library users accessing the Searchopolis Site or any breach by Company of the foregoing warranties, provided that Microsoft cooperates as set forth in Section 9.3.

        9.2 MICROSOFT. Microsoft warrants and represents that: (i) it has sufficient authority to enter into this Agreement and (ii) all materials made available by Microsoft to Company pursuant to this Agreement (including logos) do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party. Microsoft will indemnify Company from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against Company by a third party and arising from or related to materials (including any intellectual property) made available by Microsoft to Company or for any breach by Microsoft of the foregoing warranties, provided that Company cooperates as set forth in Section 9.3.

        9.3 INDEMNIFICATION PROCESS. If any action shall be brought against either party (the "Claimant") in respect to which indemnity may be sought from the other party (the "Indemnifying Party") pursuant to the provisions of this
Section 9, the Claimant shall promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Claimant shall cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may upon written notice to Claimant undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to Claimant, and payment of all expenses. Claimant shall have the right to employ separate counsel and participate in the defense. The Indemnifying Party shall reimburse Claimant upon demand for any payments made or loss suffered by it at any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates.

        9.4 LIMITATION OF LIABILITY. With the exception of liability under the indemnity provisions of Paragraph 9 or for breach of Paragraph 11.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. DISCLAIMER.

        10.1 ENCARTA ONLINE (OF WHICH THE EOD SITE IS A PART) IS PROVIDED "AS IS," AND MICROSOFT MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES REGARDING THE USABILITY, CONDITION OR OPERATION THEREOF EXCEPT AS MAY BE SPECIFICALLY SET FORTH HEREIN. MICROSOFT MAKES NO WARRANTY THAT ACCESS TO OR USE OF ENCARTA ONLINE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY SOFTWARE OR SERVICES WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY EXCEPT AS MAY BE SPECIFICALLY SET FORTH HEREIN. UNLESS OTHERWISE SET FORTH HEREIN, MICROSOFT EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, COMPATIBILITY, SECURITY OR ACCURACY.



11. PRESS RELEASES/CONFIDENTIALITY.

        11.1 Subject to the prior written approval of the other party, either party may use the name of such other party in a press release or public announcement(s) relating to the rights and obligations set forth in this Agreement and/or the relationship established by this Agreement; provided that neither party shall issue any press release or make any public announcement(s) without the express prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

        11.2 The parties acknowledge and agree that the Microsoft Non-Disclosure Agreement dated as of March 1, 2000_ ("NDA") entered into by and between the parties applies to this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information under the NDA.

12. NOTICES. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or confirmed fax, and three days after placed in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows,

NOTICES TO COMPANY:                    NOTICES TO MICROSOFT:

N2H2.                                  Microsoft Corporation
900 Fourth Ave, Suite 3400             One Microsoft Way
Seattle, WA  98164                     Redmond, WA  98052
                                       Attn.:
Attn:

                                       Telephone:
Telephone:                             Fax:
Fax:                                   Email address:
Email address:
                                       Copy to:
Copy to:                               Microsoft Law & Corporate Affairs
Jim Johnston                           One Microsoft Way
Lane Powell Spears Lubersky LLP        Redmond, WA  98052
1420 Fifth Ave, Suite 4100             Fax: (425) 936-7409
Seattle, WA 98101
(Fax) (206) 223-7107


or to such other address as the party to receive the notice or request so designates by at least ten (10) days prior written notice to the other.

13. INDEPENDENT CONTRACTOR. Company and Microsoft are independent contractors, and nothing in this Agreement shall be construed as creating an employer-employee relationship, partnership, or joint venture between the parties.

14. ATTORNEY'S FEES. In any suit or action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

15. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, neither party may assign this Agreement, or any rights or obligations hereunder without the consent of the other party, which consent shall not be unreasonably withheld, delayed, or conditioned, except that the Agreement may be assigned by either party without consent to a third party that acquires it by merger or consolidation or acquires substantially all of its assets.

16. HEADINGS. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

18. SEVERABILITY. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

19. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties.

MICROSOFT CORPORATION               N2H2, INC.

By                                  By
  ---------------------------         ----------------------------

Name (Print)                        Name (Print)
            -----------------                   ------------------

Title                               Title
     ------------------------            -------------------------

Date                                Date
    -------------------------           --------------------------

                                    EXHIBIT A
                   TECHNICAL SPECIFICATION FOR AUTHENTICATION

1. COMPANY'S AUTHENTICATION PROCESS [ *** ] *

        [ *** ] *
        -  [ *** ]. *
        -  [ *** ]. *


2. SUPPORT

        Support for Company customers will be of two types.

        a. Site reliability and functionality of trusted URL authentication mechanism
                These kinds of issues affect all Company customers and should be escalated directly to Microsoft.

        b.      User questions and support issues with EOD
                These kinds of inquiries should be referred to Microsoft's online support form at http://encarta.msn.com/help/support/form.asp. Support issues will be handled by Microsoft Product Support Services the same as all site support inquiries.

                                    EXHIBIT B
             GUIDELINES FOR DISPLAYING THE ENCARTA ONLINE LINK LOGO


[ENCARTA LOGO]

1. Except as Microsoft may authorize elsewhere, you may display only the link logo shown above ("Logo"). By downloading the Logo and signing the Agreement, you agree to be bound by these Policies.

2. Company may display the Logo as specified in this Agreement and in the Exhibits thereto, but not in any other manner. The Logo must always be an active link to the Encarta Online Deluxe home page at http://encarta.msn.com/encarta, except in the case of Searchopolis users who are not also Bess Filtering System users, in which case the logo will link to the Encarta Online "free site" home page at http://encarta.msn.com.

3. The Logo GIF "Encarta" should link to the urls referenced above. You may not remove or alter it or any other element of the Logo.

4. Except as agreed by Microsoft elsewhere in the Agreement or its Exhibits, you may not display the Logo in any manner that implies sponsorship, endorsement, or license by Microsoft or any affiliated company.

5. The Logo must appear by itself, with a minimum spacing between each side of the Logo and other graphic or textual elements on your page. Examples are found in Exhibit D and E. The Logo may not be used as a feature or design element of any other logo.

6. Except for size subject to the terms herein, you may not alter the Logo in any manner, including proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

7. These Policies do not grant a license or any other right in Microsoft's logos or trademarks. Subject to the Agreement, Microsoft reserves the right in its sole discretion to terminate or modify permission to display the Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.

8. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.

                                    EXHIBIT C

                          MICROSOFT LOGO USE GUIDELINES

[MICROSOFT LOGO]

- Company may use the above Microsoft Logo (the "Microsoft Logos") only as provided by Microsoft electronically. Company may not alter the Microsoft Logos in any manner, including proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

- Company may use the Microsoft Logos on Company's Web site solely as follows [or, solely in connection with the activities set forth in the attached agreement/letter]. Any other uses of the Microsoft Logos must be approved in advance by Microsoft.

- Company's Web page title and any other trademarks and logos must always appear at least as prominent as the Microsoft Logos. The Microsoft Logos may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated herein.

- Company shall not use the Microsoft Logos in association with any third party trademarks in any manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of Company's Web site or ownership of the Microsoft Logos.

- Company may not display the Microsoft Logos on any site that disparages Microsoft or its products or services, infringes Microsoft's intellectual property or other rights, or violates any state, federal or international law.

- The Microsoft Logos may not be included in any third party trade or business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademarks.

- The Microsoft Logos may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers, or other design elements. A minimum amount of empty space (minimum 30 pixels) must be left between each of the Microsoft Logos and any other object such as type, photography, borders, edges, etc.

- The Microsoft Logos (including but not limited to Microsoft's logos, logotypes, trade dress, and other elements of product packaging and Web sites) may not be imitated in any manner in Company's Web site, or other materials.

                                    EXHIBIT D

                    BESS FILTERING SYSTEM TOOL BAR SCREENSHOT


              [BESS FILTERING SYSTEM TOOL BAR SCREENSHOT GRAPHICS]

                                    EXHIBIT E

                             SEARCHOPOLIS SCREENSHOT


                       [SEARCHOPOLIS SCREENSHOT GRAPHICS]

                                    EXHIBIT F

                            SEARCHOPOLIS RESULTS PAGE


                      [SEARCHOPOLIS RESULTS PAGE GRAPHICS]